Exhibit 99.1

FOR IMMEDIATE RELEASE

PEP BOYS ANNOUNCES END OF “GO-SHOP” PERIOD

PHILADELPHIA, PA—March 16, 2012—The Pep Boys — Manny, Moe & Jack (NYSE: PBY), the nation’s leading automotive aftermarket service and retail chain, today announced that the “go-shop” period set forth in the previously announced merger agreement, entered into on January 29, 2012, by and among Pep Boys, Auto Acquisition Company, LLC (“Parent”), and Auto Mergersub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) has expired. Parent and Merger Sub were formed by affiliates of The Gores Group, LLC, a Los Angeles based private equity firm.

Under the merger agreement, Pep Boys and its representatives had the right to solicit alternative acquisition proposals from third parties during a “go-shop” period that expired at 11:59 p.m. (EDT) on March 14, 2011. During the “go-shop” period, BofA Merrill Lynch, Pep Boys’ financial advisor, contacted potential acquirers that Pep Boys and BofA Merrill Lynch believed might have been interested in an alternative transaction to the merger with Auto Acquisition Company, LLC.  Pep Boys did not receive any alternative acquisition proposals from third parties during the “go-shop” period.

The parties currently expect to complete the merger during the second fiscal quarter of 2012, subject to customary closing conditions, including receipt of shareholder approval.  Following completion of the transaction, Pep Boys will become a privately held company and its stock will no longer trade on the New York Stock Exchange.

About Pep Boys

Since 1921, Pep Boys has been the nation’s leading automotive aftermarket chain. With more than 7,000 service bays in more than 700 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 1-800-PEP-BOYS (1-800-737-2697) or by visiting www.pepboys.com.

About The Gores Group

The Gores Group, founded by Alec Gores in 1987, has since its inception successfully acquired and operated more than 80 companies across diverse industries with more than $15 billion in aggregate annual revenue. A leading investment firm, The Gores Group specializes in acquisitions where operational transformation and/or flexible capital can maximize the potential of a business. Headquartered in Los Angeles, The Gores Group maintains offices in Boulder, CO, and London. For more information, please visit www.gores.com.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Pep Boys and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the affirmative vote of at least a majority of the votes cast by the holders of Pep Boys’ outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in Pep Boys’ filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Pep Boys’ ability to control or predict. Pep Boys can give no assurance that the conditions to the merger will be satisfied. Except as required by law, Pep Boys undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Pep Boys is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Pep Boys by The Gores Group.  Pep Boys filed a preliminary proxy statement on Schedule 14A with the SEC on March 7, 2012. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Pep Boys. Pep Boys and Parent also intend to file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF PEP BOYS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PEP BOYS’ DEFINITIVE PROXY STATEMENT, BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of Pep Boys seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Pep Boys.

Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Pep Boys with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Pep Boys’ other filings with the SEC may also be obtained from Pep Boys by directing a request to Pep Boys, Attention: Investor Relations, Mike Melia, or by calling (215) 430-9459. Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Pep Boys and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Pep Boys’ shareholders in favor of the proposed acquisition. Information regarding Pep Boys’ directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 11, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011. Additional information regarding the interests of Pep Boys and its directors and executive officers in the proposed acquisition, which may be different than those of Pep Boys’ shareholders generally, is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.